Exhibit 21.1
Information Current at December 31, 2007

Company	Jurisdiction of Incorporation

Scottish Re Group Limited	Cayman Islands

The Scottish Annuity Company (Cayman) Ltd.	Cayman Islands

Scottish Annuity & Life Insurance Company (Cayman) Ltd.	Cayman Islands

Scottish Annuity & Life Holdings (Bermuda) Limited	Bermuda

Scottish Annuity & Life Insurance Company (Bermuda) Limited	Bermuda

Scottish Annuity & Life International Insurance Company (Bermuda) Ltd.	Bermuda

Scottish Re Life (Bermuda) Limited	Bermuda

Scottish Holdings (Barbados) Ltd.	Barbados

Scottish Re (Dublin) Limited	Ireland

Scottish Reinsurance Intermediaries (Canada) Inc.	Canada

SRGL Vermogensverwaltungs GmbH	Germany

Scottish Re Holdings Limited	England / Wales

Exhibit 21.1

Company	Jurisdiction of Incorporation

Scottish Re Limited	England / Wales

Tartan Holdings (U.K.) Limited	England / Wales

Tartan Financial (U.K.)	England / Wales

World-Wide Life Assurance S.A.	Luxembourg

Scottish Financial (Luxembourg) S.a.r.l.	Luxembourg

Scottish Holdings, Inc.	Delaware, U.S.

Scottish Re Capital Markets, Inc.	Delaware, U.S.

Scottish Re (U.S.), Inc.	Delaware, U.S.

Scottish Re Life Corporation	Delaware, U.S.

Scottish Solutions LLC	North Carolina, U.S.

Orkney Holdings, LLC	Delaware, U.S.

Orkney Re, Inc.	Delaware, U.S.

Ballantyne Re plc	Ireland

Orkney Re II plc	Ireland

Exhibit 21.1

Company	Jurisdiction of Incorporation

Clearwater Re Ltd.	Bermuda